UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Director

On February 8, 2017, Mr. Terence Golden expressed his intention not to stand for re-election to the Board of Directors of Host Hotels & Resorts, Inc. (the “Company”) at the 2017 Annual Meeting of Stockholders of the Company and his term will therefore end at the conclusion of the 2017 Annual Meeting. Mr. Golden’s retirement comes after over 20 years of distinguished service to the Company. Mr. Golden served as President and Chief Executive Officer from 1995 until his retirement in 2000 and he has also been a director of the Company since 1995. Mr. Golden confirmed to the Board that his determination to not stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices. The Board also determined that, effective at the conclusion of the 2017 Annual Meeting of Stockholders, the size of the Board shall be decreased from ten to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2017	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara
Senior Vice President and
Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

Date: February 13, 2017	By:	HOST HOTELS & RESORTS, INC.,
its general partner

	By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara
Senior Vice President and
Corporate Controller